UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 19, 2006

Date of earliest event reported: December 8, 2006

MERCHANDISE CREATIONS, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	20-1703887
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 Towne Main Drive #1421
Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(972) 987-5880

(Former Name or Former Address, if Changed Since Last Report)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K (File No. 333-124460) filed by the Registrant on December 12, 2006. This Current Report on Form 8-K/A is being filed to correct certain information disclosed in the initial Form 8-K filing with respect to the number of warrants issued to Vision Opportunity Master Fund, Ltd. (“Vision”), the conversion price of the secured convertible promissory note in the principal amount of $8,000,000 (the “Note”) issued to Vision, and the exercise price of the Class J Warrants issued to Vision, as more fully described below.

On December 7, 2006, the Registrant entered into a Note and Warrant Purchase Agreement (the “Agreement”) with Vision, pursuant to which the Registrant issued the Note to Vision, which principal amount under the Note shall be due and payable in full on December 7, 2009. On December 18, 2006, the Registrant and Vision entered into a letter agreement, which amended certain terms of the Agreement as more fully described therein. The Note bears an interest rate of 5% per annum, payable in cash quarterly, commencing on March 1, 2007 and on the first business day of each subsequent three-month period. The Note is secured by the Registrant’s right, title and interest in, to and under and all hereinafter acquired accounts receivable, personal and fixed property and all general intangibles.

At any time, the Note shall be convertible, in whole or in part, at the sole option and discretion of Vision, into such number of shares of common stock of the Registrant as is determined by dividing (x) that portion of the outstanding principal balance under the Note as of such date that Vision elects to convert by (y) the Conversion Price of $0.44, provided, however, that the Conversion Price shall be subject to adjustment as described in the Note. In the event the Registrant initiates and consummates a private placement of its common stock for aggregate gross proceeds of $12,000,000 (the “Mandatory Conversion Date”), the outstanding principal amount of the Note plus all accrued and unpaid interest shall automatically be, at the sole option of Vision, (A) converted into a number of fully paid and nonassessable shares of common stock of the Registrant equal to the quotient of (y) the principal amount of the Note plus all accrued and unpaid interest outstanding on the Mandatory Conversion Date divided by (z) the Conversion Price, or (B) exchanged for an amount in cash equal to the principal amount of the Note plus all accrued and unpaid interest outstanding on the Mandatory Conversion Date.

In connection with the issuance of the Note, and for no additional consideration, the Registrant issued to Vision 9,000,000 Class A warrants each of which is exercisable into one share of common stock at $.01 per share. 6,750,000 Class A warrants are immediately exercisable and the remaining 2,250,000 Class A Warrants are exercisable following the date that the Note is fully converted or prepaid. The Class A warrants expire in December 2011.

The Registrant has agreed to register all of the securities underlying the note and the warrants with the Securities and Exchange Commission. The securities were issued in a private placement pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Name and/or Identification of Exhibit

10.1	Note and Warrant Purchase Agreement
10.2	Letter Agreement
10.3	Form of Convertible Note
10.4	Registration Rights Agreement
10.5	Escrow Agreement*
10.6	Form of Series A Warrant

*	Incorporated by reference herein filed as an exhibit to the Company’s Registrant’s Current Report on Form 8-K filed on December 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANDISE CREATIONS , INC.
(Registrant)

Signature	Title	Date

/s/ Ian Rice	Chief Executive Officer	December 19, 2006
Ian Rice

/s/ Robert Turner	President	December 19, 2006
Robert Turner

/s/ Robert Turner	Secretary	December 19, 2006
Robert Turner

/s/ Robert Turner	Chief Financial Officer	December 19, 2006
Robert Turner

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